GOLUB CAPITAL BDC 3, INC. INVESTOR PRESENTATION QUARTER ENDED SEPTEMBER 30, 2021

Disclaimer 2 Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of the coronavirus ("COVID-19") pandemic; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, including the COVID-19 pandemic; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of the COVID-19 pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future.

Fiscal Year 2021 in Review

	Key Themes	Update as of September 30, 2021
1.	**Strong portfolio performance**	**GBDC 3's portfolio continued to perform well and has proven to be resilient through COVID** ▪ Performance ratings have improved with over 97% of loans performing at or better than expectations at underwriting ▪ No investments on non-accrual status ▪ Net realized and unrealized **gains** of approximately 116 bps of the portfolio at cost[1] since COVID began
2.	**Continued balance sheet optimization**	**Strong balance sheet and ample liquidity** ▪ Further diversified debt structure by executing inaugural term debt securitization on attractive terms ▪ Maintained strong liquidity position with over $800 million in cash, uncalled equity commitments and borrowing capacity[2] ▪ Raised additional net capital subscriptions of over $250 million, increasing total capital subscriptions to over $1.1 billion[3]
3.	**Robust origination activity**	**Firmwide record middle market loan originations in 3 out of 4 quarters in FY2021 driving robust net funds growth at GBDC 3** ▪ Fast deployment with over $260 million of investor capital called in FY2021 ▪ Total investments at fair value increased by over 62% in FY2021 to $1.4 billion

GBDC 3 generated an 11.5% IRR on NAV in FY2021 and a 9.2% IRR on NAV since COVID began[4]

1. Calculated as the sum of net realized and unrealized gains and losses on investments from the quarter ended March 31, 2020 to quarter ended September 30, 2021 divided by the portfolio at cost as of December 31, 2019.
2. Calculated as the sum of unrestricted cash and foreign currencies, restricted cash and foreign currencies, uncalled equity commitments and borrowing capacity as of September 30, 2021. Borrowing capacity includes remaining commitments on existing credit facilities plus incremental leverage capacity. Incremental leverage capacity is based on total equity subscriptions multiplied by a target debt-to-equity ratio of 0.85x, less total commitments on existing credit facilities.
3. Includes additional $80.7 million of capital subscriptions closed on October 1, 2021.
4. Internal rate of return ("IRR") on NAV is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid during the period, and ending period NAV. "Since COVID began" refers to the period beginning with the quarter ended March 31, 2020.

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Summary of Financial Results 01

5 Summary of Financial Results vs. Prior Quarter Quarter Ended June 30, 2021 September 30, 2021 Selected Financial Highlights Net investment income per share $0.26 $0.27 Accrual (reversal) for capital gain incentive fee per weighted average share 0.02 0.01 Net investment income before accrual for capital gain incentive fee (net) per weighted average share $0.28 $0.28 Net realized/unrealized gain (loss) per share $0.11 $0.05 Earnings (loss) per share $0.37 $0.32 Net Asset Value Per Share $15.00 $15.00

GBDC 3 Performance Drivers 02

GBDC 3’s Strong Earnings Were Driven by a Continuation of Themes from the Prior Quarters 7 Key Themes from Quarter Ended September 30, 2021 Impact on GBDC 3  Earnings growth across middle market private companies in Golub Capital portfolios was strong at 21.2%1 as compared to calendar Q3 2019, reflecting an economy that is growing, even compared to strong, pre-COVID results  Middle market deal activity was strong and Golub Capital’s calendar Q3 2021 originations surpassed the previous record set in calendar Q2 2021  GBDC 3 portfolio companies generally continued to perform well ‒ Improved internal performance ratings2 ‒ No non-accruals3 ‒ Low net realized losses4 ‒ Solid net unrealized gains4  Record new originations at GBDC 3 drove robust net funds growth 1. Please see September 30, 2021 Golub Capital Middle Market Report (which is available on Golub Capital’s website at www.golubcapital.com) for additional details. The Golub Capital Middle Market Report for Q3 2021 compared the July and August 2021 revenue and earnings of middle market private companies in the Golub Capital Altman Index to revenue and earnings in July and August 2019. 2. Please see page titled, “Strong Borrower Performance – GBDC 3’s Performance Ratings Are Back to Pre-COVID Levels”. 3. Please see page titled, “Portfolio Highlights – Credit Quality”. 4. Please see page titled, “GBDC 3 Generated Strong NII and Net Gains, Resulting in Greater Than 8% Annualized Returns to Shareholders”.

Strong Borrower Performance – GBDC 3’s Performance Ratings Are Back to Pre-COVID Levels 8 Internal Performance Rating Migration % of Portfolio at Fair Value 12.2% 9.6% 5.8% 3.2% 2.4% 87.8% 90.4% 94.2% 96.8% 97.6% September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 -0.8% Internal Performance Ratings 4-5 (Performing At or Above Expectations) Internal Performance Rating 3 (Performing Below Expectations) Internal Performance Ratings 1 and 2* (Performing Materially Below Expectations) -2.6% 1. Based on internal performance ratings of the portfolio of Golub Capital BDC, Inc. (“GBDC”) in the last five fiscal years pre-COVID (FY 2015 – FY 2019). * Represents an amount less than 0.1% for all periods presented. -2.6% -3.8% − The percentage of portfolio investments at fair value with internal performance rating 3 continues to decline and as of September 30, 2021 is below levels typically seen in a seasoned Golub Capital-managed loan portfolio.1 − No or minimal investments with internal performance ratings 1-2 through the COVID-impacted period.

GBDC 3 Generated Strong NII and Net Gains, Resulting in Greater Than 8% Annualized Returns1 to Shareholders NAV Per Share Bridge $15.00 $0.27 $0.06 ($0.32) ($0.01) June 30, 2021 NAV Net Investment Income Dividends Recorded in September 30, 2021 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments September 30, 2021 NAV $0.29 $15.01 Net Realized & Unrealized Gain: $0.05 9 $15.00 1. Annualized returns are calculated as the quarterly return on equity multiplied by four.

Summary of Financial Results for the Quarter Ended September 30, 2021 03

(Dollar amounts in 000s, except per share data) Quarter Ended Selected Financial Highlights 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 Net income/(loss) $17,353 $16,411 $19,376 $15,344 $15,665 Net investment income 9,473 10,169 9,972 10,596 12,966 Net realized/unrealized gain (loss) 7,880 6,242 9,404 4,749 2,699 Distributions declared $7,327 $14,864 $19,693 $15,344 $15,665 Quarter Ended Per Share1 and Return on Equity2 Statistics 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 Earnings/(loss) per weighted average share $0.51 $0.46 $0.51 $0.37 $0.32 Net investment income per weighted average share 0.28 0.29 0.26 0.26 0.27 Accrual (reversal) for capital gain incentive fee per weighted average share - - 0.03 0.02 0.01 Net investment income before accrual for capital gain incentive fee (net) per weighted average share 0.28 0.29 0.29 0.28 0.28 Net realized/unrealized gain (loss) per weighted average share 0.23 0.17 0.25 0.11 0.05 Quarterly return on equity – net income/(loss) 3.5% 3.1% 3.4% 2.5% 2.2% Net asset value $14.97 $15.01 $15.00 $15.00 $15.00 Financial Highlights 11 1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. 2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

Portfolio Highlights – Net Funds Growth 12 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 $1,100,000 $1,200,000 $1,300,000 $1,400,000 $1,500,000 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 1%1% Historical Investment Portfolio ($000) 79% 18% 1. Junior Debt is comprised of second lien and subordinated debt. 1% 1% − Total investments at fair value increased by approximately 22.2%, or $261.3 million, during the three months ended September 30, 2021. − As of September 30, 2021, we had $17.4 million of undrawn revolver commitments to portfolio companies. 80% 18% Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior $886,851 78% 20% 1% $1,050,477 1% $1,027,502 81% 17% 1% 2% $1,177,327 18% 78% 1% 3% $1,438,643

Floating, 100% Fixed, 0%* Software 28% Healthcare Providers and Services 9% IT Services 9% Insurance 6%Specialty Retail 5% Health Care Technology 4% Automobiles 4% Hotels, Restaurants and Leisure 4% Diversified Consumer Services 3% Food Products 3% Portfolio Highlights – Portfolio Diversity 13 * Represents an amount less than 0.5% 1. Junior debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3.0%. Portfolio Composition by Seniority Diversification by Obligor 18% 78% 1% Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior 96% First Lien Top 25 Investments 43% Remaining 189 Investments 57% Top 10 Investments 22% Avg Size <0.5% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Investment Portfolio $1,439mm // 214 Investments – Average Size <0.5% 3% 32 industries below 3.0%

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 14 Portfolio Highlights – Economic Analysis 8.4% 8.3% 8.1% 7.7% 7.7% 7.7% 7.6% 7.5% 8.0% 7.8% 7.7% 7.3% 7.2% 7.2% 7.1% 7.0% 4.1% 4.4% 5.2% 5.2% 5.1% 5.1% 4.9% 4.9% 4.3% 3.9% 2.9% 2.5% 2.6% 2.6% 2.7% 2.6% 1.9% 1.5% 0.3% 0.2% 0.2% 0.2% 0.1% 0.1% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% December 31, 2019 March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month London Interbank Offered Rate ("LIBOR")

Portfolio Highlights – Credit Quality

- We had no investments on non-accrual status as of September 30, 2021.
- Due to continued improvement in borrower performance, the percentage of internal performance rated "3" investments decreased to 2.4% of the portfolio at fair value as of September 30, 2021 from 3.2% as of June 30, 2021.

Internal Performance Ratings
(% of Portfolio at Fair Value)

	At Fiscal Year End			At Quarter End			
Rating	2018	2019	2020	12/31/20	3/31/21	6/30/21	9/30/21
5	1.1%	0.3%	2.2%	3.7%	11.6%	7.0%	5.7%
4	98.9%	98.1%	85.6%	86.7%	82.6%	89.8%	91.9%
3	0.0%	1.6%	12.2%	9.6%	5.8%	3.2%	2.4%
2	0.0%	0.0%	0.0%*	0.0%*	0.0%*	0.0%*	0.0%*
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Rating Definitions

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

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Quarterly Statements of Financial Condition 16 As of (Dollar amounts in 000s, except share and per share data) September 30, 2020 (audited) December 31, 2020 (unaudited) March 31, 2021 (unaudited) June 30, 2021 (unaudited) September 30, 2021 (audited) Assets Investments, at fair value $886,851 $1,027,502 $1,050,477 $1,177,327 $1,438,643 Cash, cash equivalents and foreign currencies 12,052 9,231 15,205 16,907 53,306 Restricted cash and cash equivalents 12,461 17,372 27,352 21,519 36,673 Other assets 3,752 4,063 4,744 5,665 6,689 Total Assets $915,116 $1,058,168 $1,097,778 $1,221,418 $1,535,311 Liabilities and Net Assets Debt $380,791 $515,268 $483,324 $538,005 $700,439 Unamortized debt issuance costs (1,191) (1,769) (3,512) (3,222) (2,699) Interest payable 1,160 1,257 1,674 2,736 2,312 Management and incentive fee payable 3,889 4,216 5,541 6,606 7,742 Distributions payable 14 – 15,625 15,344 11,897 Other liabilities 836 1,577 1,449 1,710 1,155 Total Liabilities 385,499 520,549 504,101 561,179 720,846 Total Net Assets 529,617 537,619 593,677 660,239 814,465 Total Liabilities and Net Assets $915,116 $1,058,168 $1,097,778 $1,221,418 $1,535,311 Net Asset Value per Share $14.97 $15.01 $15.00 $15.00 $15.00 Leverage Ratio 0.72x 0.96x 0.82x 0.82x 0.86x Asset coverage 238.7% 204.2% 222.5% 222.1% 215.9% Common shares outstanding 35,388,849 35,820,104 39,578,474 44,015,937 54,297,683

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended: September 30, 2020 (unaudited)	December 31, 2020 (unaudited)	March 31, 2021 (unaudited)	June 30, 2021 (unaudited)	September 30, 2021 (unaudited)
Investment Income					
Interest income	$16,368	$17,370	$19,078	$20,046	$22,870
Dividend income	–	39	10	16	189
Fee income	180	361	238	337	552
Total Investment Income	$16,548	$17,770	$19,326	$20,399	$23,611
Expenses					
Interest and other debt financing expenses	$2,491	$2,674	$3,109	$3,463	$3,848
Base management fee, net of waiver	2,217	2,422	2,571	2,759	3,247
Incentive fee – net investment income, net of waiver	1,672	1,794	1,942	2,000	2,354
Incentive fee – capital gains, net of waiver	–	–	1,028	738	375
Other operating expenses	695	711	704	844	821
Total expenses	7,075	7,601	9,354	9,804	10,645
Net investment income	$9,473	$10,169	$9,972	$10,595	$12,966
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($978)	$299	$177	$273	($431)
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	8,858	5,943	9,227	4,476	3,130
Net gain (loss) on investments and foreign currency transactions	7,880	6,242	9,404	4,749	2,699
Net increase/(decrease) in net assets resulting from operations	$17,353	$16,411	$19,376	$15,344	$15,665
Per Share Data					
Earnings/(loss) per weighted average share[1]	$0.51	$0.46	$0.51	$0.37	$0.32
Net investment income per weighted average share[1]	$0.28	$0.29	$0.26	$0.26	$0.27
Distributions declared per share[2]	$0.22	$0.42	$0.52	$0.37	$0.32
Weighted average common shares outstanding	33,784,160	35,454,475	37,728,245	40,825,943	47,515,422

1. Per share data are calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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1.8% 3.1% 3.1% 2.7% 2.3% 2.1% 2.5% 3.0% 2.4% (8.7%) 8.3% 3.5% 3.1% 3.5% 2.5% 2.2% Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Investors in GBDC 3 have achieved a 9.2% IRR on NAV1 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. Internal rate of return (“IRR”) on NAV is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid during the period, and ending period NAV. Period beginning August 1, 2017 and ending September 30, 2021. The first investment in GBDC 3 took place on August 1, 2017. 18 Avg. 2.3%

Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash and cash equivalents and foreign currencies totaled $53.3 million as of September 30, 2021.
- Restricted cash and cash equivalents totaled $36.7 million as of September 30, 2021. Restricted cash is held in our Deutsche Bank Credit Facility and the 2021 Debt Securitization and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment.

Capital Subscriptions

- As of September 30, 2021, we had total investor capital subscriptions of $1,096.5 million and contributed capital of $767.9 million (70.0% called capital ratio).
- On October 1, 2021, we closed on additional net capital subscriptions of $80.7 million, increasing total capital subscriptions to $1,177.2 million.
- During the quarter ended September 30, 2021, we issued three capital calls totaling 22.5% of investor commitments for proceeds of $146.1 million. In addition, after quarter end, we issued three capital calls totaling 29.5% of investor commitments for proceeds of $200.9 million.

Debt Facilities – Availability

- Signature Bank Revolver – As of September 30, 2021, subject to leverage and borrowing base restrictions, we had $28.6 million of remaining commitments and $0 million availability on this $275.0 million revolving credit facility.
- Deutsche Bank Credit Facility – As of September 30, 2021, subject to leverage and borrowing base restrictions, we had $94.0 million of remaining commitments and availability on this $250.0 million revolving credit facility.
- GC Advisors Revolver – As of September 30, 2021, we had $40.0 million of remaining commitments and availability on our $40.0 million unsecured line of credit with GC Advisors.

Key Funding Vehicles[1]

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate
Signature Bank Revolver	$275,000	$246,434	$28,566	N/A	February 4, 2022	LIBOR + 1.70%
Deutsche Bank Credit Facility	250,000	156,006	93,994	March 10, 2023	September 10, 2025	3 Month LIBOR + 2.00%
2021 Debt Securitization	298,000	298,000	-	April 30, 2025	April 30, 2033	3 Month LIBOR + 1.77%[(2)]
GC Advisors Revolver	40,000	-	40,000	N/A	September 29, 2023	Applicable Federal Rate

1. Information presented is as of September 30, 2021.
2. Interest rate for the 2021 Debt Securitization represents the weighted average spread over 3-month LIBOR for the various tranches of issued notes, excluding a $10.0 million note that has a fixed rate of 3.91% and tranches retained by the Company.

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Common Stock and Distribution Information 20 Distributions Paid (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 4, 2020 April 29, 2020 April 2020 33,090,999.162 July 24, 2020 $0.0919 $3,043 Total for Quarter Ended June 30, 2020 $0.0919 $3,043 August 20, 2020 August 20, 2020 N/A 33,303,658.071 August 21, 2020 $0.2200 $7,327 Total for Quarter Ended September 30, 2020 $0.2200 $7,327 November 20, 2020 December 15, 2020 N/A 35,388,849.466 December 18, 2020 $0.4200 $14,864 Total for Quarter Ended December 31, 2020 $0.4200 $14,864 November 20, 2020 January 28, 2021 N/A 37,640,060.105 March 11, 2021 $0.1081 $4,068 February 5, 2021 February 25, 2021 February 2021 37,640,060.105 May 25, 2021 0.1493 5,622 February 5, 2021 March 26, 2021 March 2021 39,578,474.129 May 25, 2021 0.2527 10,003 Total for Quarter Ended March 31, 2021 $0.5101 $19,693 February 5, 2021 April 29, 2021 April 2021 39,578,474.129 July 26, 2021 $0.1001 $3,961 May 7, 2021 May 28, 2021 May 2021 41,898,514.167 July 26, 2021 0.1491 6,247 May 7, 2021 June 25, 2021 June 2021 44,018,143.919 July 26, 2021 0.1167 5,136 Total for Quarter Ended June 30, 2021 $0.3659 $15,344 May 7, 2021 July 19, 2021 July 2021 44,015,937.428 September 27, 2021 $0.0856 $3,768 August 6, 2021 August 30, 2021 August 2021 49,904,941.097 November 22, 2021 0.1333 6,653 August 6, 2021 September 20, 2021 September 2021 49,904,941.097 November 22, 2021 0.1051 5,244 Total for Quarter Ended September 30, 2021 $0.3240 $15,665

Common Stock and Distribution Information 21 Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 6, 2021 October 18, 2021 October 2021 56,431,212.836 December 27, 2021 TBD TBD November 19, 2021 November 29, 2021 November 2021 65,852,241.833 December 27, 2021 TBD TBD November 19, 2021 December 20, 2021 December 2021 TBD February 28, 2022 TBD TBD November 19, 2021 January 20, 2022 January 2022 TBD March 23, 2022 TBD TBD